Exhibit 99.1


          PC Connection, Inc. Reports Third Quarter Results

                   22% Growth in Earnings Per Share

           17% Net Sales Growth in Large Corporate Accounts

                   Chief Financial Officer Resigns


    MERRIMACK, N.H.--(BUSINESS WIRE)--Oct. 21, 2004--PC Connection, Inc. (NASDAQ:PCCC), a leading direct marketer of information technology products and solutions, today announced results for the quarter ended September 30, 2004. Net sales for the three months ended September 30, 2004 increased by $1.9 million, or 0.5%, to $351.3 million from $349.4 million for the quarter ended September 30, 2003. Net income for the quarter ended September 30, 2004, on a generally accepted accounting principles (GAAP) basis, was $2.8 million, or $.11 per share, compared to $2.2 million, or $.09 per share, for the quarter ended September 30, 2003.
    The three-month period ended September 30, 2004 included special charges that reduced earnings and earnings per share. Had these charges not been recorded, pro forma net income for the quarter ended September 30, 2004 would have been $3.9 million, or $.16 per share, compared to $2.2 million, or $.09 per share, for the quarter ended September 30, 2003, a 78% increase. The three-month period ended September 30, 2003 did not include any special charges. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Consolidated Income Statements.
    Net sales for the nine months ended September 30, 2004 increased by $59.7 million, or 6.3%, to $1,014.2 million from $954.5 million for the corresponding period a year ago. Net income for the nine months ended September 30, 2004, on a GAAP basis, was $6.2 million, or $.25 per share, compared to $5.2 million, or $.21 per share, for the corresponding period a year ago. The nine-month periods ended September 30, 2004 and 2003 included special charges that reduced earnings and earnings per share. Had these charges not been recorded, pro forma net income for the nine months ended September 30, 2004 would have been $8.5 million, or $.33 per share, compared to $5.4 million, or $.22 per share, for the comparable period a year ago. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Consolidated Income Statements.
    The Company also announced that Mark Gavin resigned as CFO effective today, and a search for his replacement has been initiated. On an interim basis, Jack Ferguson, Treasurer, will assume the duties of CFO, and Stephen Baldridge, Vice President of Finance and Corporate Controller, will oversee the Company's investor communication activities. Patricia Gallup, Chairman and Chief Executive Officer, said, "Jack and Steve are experienced members of our financial team, and we expect a smooth transition of Mark's duties."
    Consolidated gross margins, as a percentage of net sales, improved year over year in the third quarter of 2004 by 90 basis points. Gross profit margin as a percentage of net sales was 11.2% in the third quarter of 2004, compared to 10.8% in the second quarter of 2004, and 10.3% in the third quarter of 2003. The Company has, for the third quarter of 2004, revised its estimates relating to vendor consideration in Issue No. 02-16 of the Emerging Issues Task Force
(EITF) and has reclassified additional advertising reimbursements from vendors in excess of advertising costs incurred of $1.2 million from selling, general, and administrative (SG&A) expenses to cost of goods sold and inventory. Such excess advertising reimbursements had been recorded as an offset to SG&A expenses, and this reclassification resulted in an increase in gross margin of 0.2% for the third quarter of 2004. As previously stated, the Company expects that its gross profit margin as a percentage of net sales may vary by quarter based upon vendor support programs, product mix, pricing strategies, market conditions, and other factors.
    Net sales for the small- and medium-sized business (SMB) segment increased by 9.1% from the third quarter of 2003 to $195.9 million and increased sequentially by 1.0% over the immediately preceding quarter. Sales to government and education customers (Public Sector segment) declined for the quarter by 24.8% over the third quarter of 2003 to $77.9 million, but increased sequentially by 22.9% from the immediately preceding quarter. Sales to the federal government increased sequentially by 65.7% but declined year over year by 64.8%. As announced in August, the Company was awarded a new GSA Contract which allows its GovConnection subsidiary to more efficiently market products and services to a wide variety of U.S. Government agencies. Sales to state, local, and education customers grew sequentially this quarter by 13.9% and year over year by 15.1%. Gross margins for both the SMB and the Public Sector segments improved in the quarter by 1.0% and 1.8%, respectively, over the year ago quarter. Sales to large corporate accounts customers increased by 16.9% from the third quarter of 2003 to $77.5 million but decreased sequentially by 0.6% from the immediately preceding quarter.
    Consolidated annualized sales productivity increased to $2.5 million per sales representative in the third quarter of 2004 from $2.4 million per sales representative in the third quarter of 2003. The total number of sales representatives increased to 571 at September 30, 2004 from 570 at June 30, 2004 but decreased from 580 at September 30, 2003.
    Total SG&A expenses as a percentage of sales were 9.3% in the third quarter of 2004 (including the EITF reclassification referred to above, which increased this rate by 0.3%), compared to 9.2% in the corresponding period a year ago. The Company expects that its SG&A expenses as a percentage of net sales may vary by quarter depending on changes in sales volume and the effect of any excess vendor advertising reimbursements, as well as the levels of continuing investments in key growth initiatives.
    Notebook computer systems and PDAs continued to be the Company's largest product category, accounting for 21.6% of net sales in the third quarter of 2004 compared to 20.9% of net sales for the corresponding period a year ago. Desktop and server computer systems accounted for 13.9% of net sales in the third quarter of 2004, compared to 14.2% for the corresponding 2003 period. The average selling prices of computer systems decreased 0.9% in the third quarter of 2004 compared to the corresponding period a year ago, but increased 4.0% compared to the second quarter of 2004.
    Ms. Gallup concluded, "We are encouraged by the progress we have made in improving our overall financial performance and operational effectiveness. We believe that PC Connection is well positioned to gain market share and that we have the strategies and resources needed to deliver enhanced long-term shareholder value."

    About PC Connection, Inc.

    PC Connection, Inc., a Fortune 1000 company, operates three sales subsidiaries, PC Connection Sales Corporation of Merrimack, NH, GovConnection, Inc. of Rockville, MD, and MoreDirect, Inc. of Boca Raton, FL. PC Connection Sales Corporation (1-800-800-5555) is a rapid-response provider of information technology (IT) products and solutions offering more than 100,000 brand-name products to businesses through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its web site at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com. GovConnection, Inc. (1-800-800-0019) is a rapid-response provider of IT products and solutions to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com. MoreDirect, Inc. (www.moredirect.com) provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. All three subsidiaries can deliver custom-configured computer systems overnight.

    A live webcast of PC Connection management's discussion of the third quarter will be available on the Company's Web site at www.pcconnection.com and on www.streetevents.com. The webcast will begin today at 10:00 a.m. Eastern Time.

    "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results and other risks detailed under the caption "Factors That May Affect Future Results and Financial Condition" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 2004. More specifically, the statements in this release concerning the Company's outlook for the remainder of 2004 and the statements concerning the Company's gross margin percentage and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to improve sales productivity and increase its active customers) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel.


CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
At or for the Three Months
 Ended September 30,
                            2004              2003
(Dollars and shares in              % of Net        % of Net % Change
 thousands, except                    Sales           Sales
 operating data,
 price/earnings ratio
 and per share data)

Operating Data:

Net sales growth             0.5%               2.5%
Diluted earnings per
 share change               22.2                  -
Gross profit margin         11.2               10.3
Operating margin             1.4                1.1
Return on equity (1)           7                5.7
Catalogs distributed   6,887,000          8,258,000            (16.6)%
Orders entered (2)       310,000            335,000             (7.5)
Average order size (2)    $1,341             $1,303              2.9
Inventory turns (1)           16                 19
Days sales outstanding        41                 48

Product Mix:
Notebooks & PDAs          75,894     21.6    73,012     20.9%    4.0%
Desktop/Servers           48,858     13.9    49,686     14.2    (1.7)
Storage Devices           27,635      7.9    31,099      8.9   (11.1)
Software                  41,958     11.9    37,581     10.7    11.7
Net/Com Products          25,703      7.3    27,834        8    (7.7)
Printers & Printer
 Supplies                 37,065     10.6    39,903     11.4    (7.1)
Video, Imaging & Sound    41,407     11.8    41,003     11.7       1
Memory & System
 Enhancements             19,068      5.4    19,778      5.7    (3.6)
Accessories/Other         33,677      9.6    29,524      8.5    14.1
                       --------------------------------------
                         351,265    100.0%  349,420    100.0%    0.5
                       ======================================

Net Sales of Enterprise Server and Networking Products
 (included in the above Product Mix):

                         94,935     27.0%   95,730     27.0%   (0.8)%
                       ==========         ==========
Stock Performance
 Indicators:
Actual shares
 outstanding              25,050             24,763
Total book value per
 share                     $6.54              $6.30
Tangible book value per
 share                     $4.63              $4.80
Closing price              $6.87              $9.38
Market capitalization   $172,094           $232,277
Trailing price/earnings
 ratio (3)                    25                 28


(1) Annualized
(2) Does not reflect cancellations or returns
(3) Earnings is based on the last four quarters

SELECTED SEGMENT INFORMATION
For the Three Months
 Ended September 30,          2004                2003
(Dollars in thousands)     Net     Gross      Net     Gross
                          Sales    Margin(%) Sales    Margin (%)

PC Connection Sales
 Corporation (SMB)       195,943     12.2%  179,565     11.2%
GovConnection (Public
 Sector)                  77,864      9.8   103,596      8.0
MoreDirect (Large
 Account)                 77,458     10.2    66,259     11.3
                       --------------------------------------
Total                    351,265     11.2%  349,420     10.3%
                       ======================================

CONSOLIDATED INCOME STATEMENTS
Three Months Ended
 September 30,                2004               2003
(Amounts in thousands,   Amount  % of Net   Amount   % of Net
 except per share data)            Sales                Sales
Net sales                351,265   100.00%  349,420   100.00%
Cost of sales            311,859    88.78   313,494    89.72
                       --------------------------------------
Gross Profit              39,406    11.22    35,926    10.28

Selling, general and
 administrative
 expenses                 32,765     9.33    32,059     9.17
Restructuring costs and
 other special charges     1,800      .51         -        -
                       --------------------------------------
Income From Operations     4,841     1.38     3,867     1.11

Interest expense            (334)    (.10)     (270)    (.08)
Other, net                    35      .01        27      .01
Income tax provision      (1,725)    (.49)   (1,444)    (.42)
                       --------------------------------------
Net Income                 2,817      .80%    2,180      .62%
                       ======================================

Weighted average common shares
 outstanding:
Basic                     25,047             24,741
                       ==========         ==========
Diluted                   25,215             25,322
                       ==========         ==========

Earnings per common
 share:
Basic                        .11                .09
                       ==========         ==========
Diluted                      .11                .09
                       ==========         ==========


CONSOLIDATED INCOME STATEMENTS
Nine Months Ended
 September 30,                 2004               2003
(Amounts in thousands,  Amount   % of Net   Amount    % of Net
 except per share data)            Sales                Sales
Net sales              1,014,235   100.00%  954,515   100.00%
Cost of sales            904,742    89.20   853,157    89.38
                       --------------------------------------
Gross Profit             109,493    10.80   101,358    10.62

Selling, general and
 administrative
 expenses                 94,938     9.36    91,716     9.61
Restructuring costs and
 other special charges     3,583      .36       397     0.04
                       --------------------------------------
Income From Operations    10,972     1.08     9,245     0.97

Interest expense          (1,059)    (.10)     (849)    (.09)
Other, net                   136      .01       125      .01
Income tax provision      (3,818     (.38)   (3,363)    (.35)
                       --------------------------------------
Net Income                 6,231      .61%    5,158       54%
                       ======================================

Weighted average common
 shares outstanding:
Basic                     25,018             24,686
                       ==========         ==========
Diluted                   25,271             25,058
                       ==========         ==========

Earnings per common
 share:
Basic                        .25                .21
                       ==========         ==========
Diluted                      .25                .21
                       ==========         ==========


A RECONCILIATION BETWEEN GAAP AND PRO FORMA NET INCOME
This information is being provided so as to allow for a comparison of our operating results without special charges.
                          Three Months Ended  Nine Months Ended
                            September 30,       September 30,
(Amounts in thousands)      2004     2003      2004     2003
GAAP net income            2,817    2,180     6,231    5,158
Restructuring costs and
 other special
 charges (after tax):
Workforce reduction            5        -       361      240
GSA review and other       1,111        -     1,861        -
                       --------------------------------------
                           1,116        -     2,222      240
                       --------------------------------------

Pro forma net income       3,933    2,180     8,453    5,398
                       ======================================


CONSOLIDATED BALANCE             September 30,      December 31,
 SHEETS
(Amounts in thousands)               2004               2003
ASSETS
Current Assets:
Cash and cash
 equivalents                        7,367              2,977
Restricted cash (1)                     -              5,000
Accounts receivable,
 net                              123,503            144,337
Inventories -
 merchandise                       77,414             80,140
Deferred income taxes               3,391              1,732
Income taxes receivable             1,047              2,190
Prepaid expenses and
 other current assets               3,629              3,649
                                 ---------          ---------
Total current assets              216,351            240,025
Property and equipment,
 net                               17,757             20,396
Goodwill, net                      44,766             45,264
Other intangibles, net              3,129              3,393
Other assets                          226                208
                                 ---------          ---------
Total assets                      282,229            309,286
                                 =========          =========
LIABILITIES AND STOCKHOLDERS'
 EQUITY

Current Liabilities:
Current maturities of capital
 lease obligation to affiliate        362                334
Note payable - bank                     -              5,614
Accounts payable                   90,557            112,538
Accrued expenses and
 other liabilities                 18,336             13,063
Acquisition earn-out
 obligation                             -             11,593
                                 ---------          ---------
Total current
 liabilities                      109,255            143,142
Capital lease obligation to
 affiliate, less current
 maturities                         5,813              6,088
Deferred income taxes               3,370              2,867
                                 ---------          ---------
Total liabilities                 118,438            152,097
                                 ---------          ---------
Stockholders' Equity:
Common stock                          254                253
Additional paid-in
 capital                           76,798             76,428
Retained earnings                  89,025             82,794
Treasury stock at cost             (2,286)            (2,286)
                                 ---------          ---------
Total stockholders'
 equity                           163,791            157,189
                                 ---------          ---------
Total liabilities and
 stockholders' equity             282,229            309,286
                                 =========          =========

(1)  Cash escrow established for the
 MoreDirect, Inc. acquisition


CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Nine Months Ended September 30, 2004 (Amounts in
 thousands)
                                      Common Stock  AdditionalRetained
                                      --------------Paid In   Earnings
                                      Shares Amount  Capital


Balance - December 31, 2003           25,342    253    76,428  82,794

Exercise of stock options, including
  income tax benefits                     33      1       165       -
Issuance of stock under employee
  stock purchase plan                     37      -       205       -

Net income                                 -      -         -   6,231
                                      --------------------------------

Balance - September 30, 2004          25,412    254    76,798  89,025
                                      ================================

                                      Treasury Shares
                                      ---------------
                                      Shares Amount    Total

Balance - December 31, 2003             -362 -2,286   157,189

Exercise of stock options, including
  income tax benefits                      -      -       166
Issuance of stock under employee
  stock purchase plan                      -      -       205

Net income                                 -      -     6,231
                                      ------------------------

Balance - September 30, 2004            -362 -2,286   163,791
                                      ========================


CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30,
 (Amounts in thousands)              2004               2003

Cash Flows from
 Operating Activities:

Net income                          6,231              5,158
Adjustments to reconcile net
 income to net cash provided
 by operating activities:

Depreciation and
 amortization                       5,340              6,500
Deferred income taxes              (1,156)            (1,867)
Provision for doubtful
 accounts                           3,083              2,323
Loss (gain) on disposal
 of fixed assets                        9                 (1)
Changes in assets and
 liabilities:
Accounts receivable                17,751            (12,314)
Inventories                         2,726            (19,995)
Prepaid expenses and
 other current assets               1,163                250
Other non-current
 assets                               (18)               147
Accounts payable                  (21,981)            32,810
Income tax benefits from exercise
 of stock options                      90                152
Accrued expenses and
 other liabilities                  5,273              2,123
                                 ---------          ---------
Net cash provided by
 operating activities              18,511             15,286
                                 ---------          ---------

Cash Flows from
 Investing Activities:

Purchases of property
 and equipment                     (2,449)            (1,907)
Proceeds from sale of property
 and equipment                          3                  1
Payment of acquisition
 earn-out obligation              (11,095)           (10,800)
Cash escrow distributed
 for acquisition                    5,000              5,000
                                 ---------          ---------
Net cash used for
 investing activities              (8,541)            (7,706)
                                 ---------          ---------

Cash Flows from
 Financing Activities:

Proceeds from short-
 term borrowings                  270,686            109,333
Repayment of short-term
 borrowings                      (276,300)          (109,333)
Repayment of capital lease
 obligation to affiliate             (247)              (140)
Exercise of stock
 options                               76                290
Issuance of stock under employee
 stock purchase plan                  205                212
                                 ---------          ---------
Net cash (used for) provided by
 financing activities              (5,580)               362
                                 ---------          ---------

Increase in cash and
 cash equivalents                   4,390              7,942
Cash and cash equivalents,
 beginning of period                2,977              1,797
                                 ---------          ---------
Cash and cash
 equivalents, end of
 period                             7,367              9,739
                                 =========          =========



    CONTACT: PC Connection, Inc.
             Stephen C. Baldridge, 603-683-2502